EXHIBIT 3.1




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                            ARTICLES OF INCORPORATION
                                       OF
                           BELLA TRADING COMPANY, INC.


      The undersigned natural, adult person, acting as incorporator of a corporation (hereinafter usually referred to as the "Corporation") pursuant to the provisions of the Colorado Business Corporation Act, hereby adopts the following Articles of Incorporation for said Corporation:

                                    ARTICLE I
                                      Name

      The name of the Corporation shall be Bella Trading Company, Inc.

                                   ARTICLE II
                                    Duration

      The period of duration of the Corporation shall be perpetual.

                                   ARTICLE III
                                     Purpose

      The purpose for which the Corporation is organized is to transact any or all lawful business for which corporations may be incorporated pursuant to the Colorado Business Corporation Act.

                                   ARTICLE IV
                                  Capital Stock

      The authorized capital stock of the Corporation shall consist of 50,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value. The shares of preferred stock may be issued in one or more series. The designations, powers, rights, preferences, qualifications, restrictions and limitations of each series of preferred stock shall be established from time to time by the Corporation's Board of Directors in accordance with Colorado law.

                                    ARTICLE V
                         Capital Stock and Shareholders

      1. Cumulative voting shall not be allowed in elections of directors or for any other purpose.

      2. No holders of shares of common stock of the Corporation shall be entitled, as such, to any preemptive or preferential right to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue.

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      3. The judgment of the Board of Directors as to the adequacy of any consideration received or to be received for any shares, options, or any other securities which the Corporation at any time may be authorized to issue or sell or otherwise dispose of shall be conclusive in the absence of fraud, subject to the provisions of these Articles of Incorporation and any applicable law.

      4. At any meeting of the stockholders, except to the extent otherwise provided by law, a quorum shall consist of a one third of the shares entitled to vote at the meeting.

                                   ARTICLE VI
                     Place of Business and Registered Agent

      The principal office and the principal place of business of the Corporation initially shall be:

                               945 E. 10th Avenue
                              Broomfield, CO 80020

      The Board of Directors, however, from time to time may establish such other offices, branches, subsidiaries, or divisions which it may consider to be advisable. The address of the Corporation's initial registered office in Colorado for purposes of the Colorado Business Corporation Act, shall be:

                               1624 Washington St.
                                Denver, CO 80203

      The name of the Corporation's initial registered agent at the address of the aforesaid registered office shall be:

                                 William T. Hart

                                   ARTICLE VII
                                    Directors

      The affairs of the Corporation shall be governed by a board of one or more directors, who shall be elected in accordance with the By-laws of the Corporation. Subject to such limitation, the number of directors shall be fixed by or in the manner provided in the By-laws of the Corporation, as may be amended from time to time, except as to the number constituting the initial board which number shall be one.

      1. The name and address of the initial Director, who shall hold office until the first annual meeting of the stockholders of the Corporation or until her successor shall have been elected and qualified, is:


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            Name                    Address

            Sarah Preston           945 E. 10th Avenue
                                    Broomfield, CO 80020

      2. The directors of the Corporation need not be residents of Colorado and shall not be required to hold shares of the Corporation's capital stock.

      3. Meetings of the Board of Directors, regular or special, may be held within or without Colorado upon such notice as may be prescribed by the By-laws of the Corporation. Attendance of a director at a meeting shall constitute a waiver by him of notice of such meeting unless he attends only for the express purpose of objecting to the transaction of any business thereat on the ground that the meeting is not lawfully called or convened.

      4. By resolution adopted by a majority of the Directors at any time constituting the Board of Directors, the Board of Directors may designate two or more directors to constitute an Executive Committee or one or more other committees each of which shall have and may exercise, to the extent permitted by law or in such resolution, all the authority of the Board of Directors in the management of the Corporation; but the designation of any such committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed on it or her by law.

                                   ARTICLE XII
                         Transactions with Directors and
                            Other Interested Parties

      No contract or other transaction between the Corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by the Corporation, and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the corporation, individually, or any firm with which such director is affiliated may be a party to or may be pecuniarily or otherwise interested in any contract or transaction of the Corporation; provided, however, that the fact that she or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of the Corporation, or a majority thereof, at or before the entering into such contract or transaction; and any director of the Corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.



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                                  ARTICLE XIII
              Limitation of Director Liability and Indemnification

      No director of the Corporation shall have liability to the Corporation or to its stockholders or to other security holders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provisions shall not eliminate or limit the liability of a director to the Corporation or to its shareholders or other security holders for monetary damages for: (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders or other security holders; (ii) acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of the law by such director; (iii) acts by such director as specified by the Colorado Business Corporation Act; or (iv) any transaction from which such director derived an improper personal benefit.

      The word "director" shall include at least the following, unless limited by Colorado law: an individual who is or was a director of the Corporation and an individual who, while a director of a Corporation is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan. A director shall be considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on or otherwise involve services by her to the plan or to participants in or beneficiaries of the plan. To the extent allowed by Colorado law, the word "director" shall also include the heirs and personal representatives of all directors.

      This Corporation shall be empowered to indemnify its officers and directors to the fullest extent provided by law, including but not limited to the provisions set forth in the Colorado Business Corporation Act, or any successor provision.

                                  ARTICLE XIII
                                  Incorporator

      The name and address of the incorporator is as follows:

            Name                    Address

            William T. Hart         1624 Washington St.
                                    Denver, CO 80203


      The (a) name, and (b) mailing address of the individual who caused this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, is: William T. Hart, Hart & Trinen, 1624 Washington Street, Denver, CO 80203.




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